STOCK OPTION AGREEMENT

         THIS AGREEMENT is made as of this 20th day of June, 1997, by and between RCM TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Nevada ( the "Company") and Stanton Remer ("Remer").

                                                 W I T N E S E T H
         WHEREAS, the Company considers it desirable and in its best interests to grant to Remer an added incentive to advance the interests of the Company by possessing an option to purchase additional shares of common stock, $.05 par value in accordance with the 1996 Executive Stock Option Plan adopted by the directors of the Company on August 15, 1996.
         NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND
COVENANTS CONTAINED IN THIS AGREEMENT AND INTENDING TO BE
LEGALLY BOUND HEREBY, THE COMPANY AND REMER AGREE AS FOLLOWS:
1.   Grant of Option
         The Company hereby grants to Remer, an option (the "Option") to purchase 50,000 shares of the Company's common stock, $.05 par value, fully paid and nonassessable (the "Shares") at the purchase price of 10.125 (the "Option Price") effective June 20, 1997 in the manner and subject to the conditions hereinafter provided.

2.   Time of Exercise of Option
     Provided Remer has been continuously employed by the Company for a minimum period of one (1) year since the date of this agreement, the Option may be exercised at any time, and from time to time, in whole or in part, until the termination thereof as provided in Paragraph 4 below, provided, however, that the administrators of the Plan, The Compensation Committee (the "Committee"), may limit the number of Shares that he may exercise in any one year.

3.   Method of Exercise
         The Option shall be exercised by written notice to the Company at the Company's principal place of business. Payment of the Option Price shall be made in full in cash or by check at the time of exercise of the Option.

     As soon as practicable after receipt by the Company of Remer's written notice of exercise and payment of the Option Price for all Shares with respect to which an Option has been exercised, a certificate representing such Shares shall be delivered to him at his address as it appears in the payroll records of the Company or such other address as may be designated by him.

4.   Termination of Option
         Except as herein otherwise stated, the Option to the extent not heretofore exercised shall terminate upon the first to occur of the following dates:
         (a) the expiration of three months after the date of which Remer's employment with the Company is terminated for any reason except disability and death;

         (b) if Remer's employment with the Company is terminated by reason of disability (within the meaning of Internal Revenue Code Section 105(d) (4) ), his Option may be exercised at any time within twelve months from the date of such termination;
         (c) if Remer's employment with the Company is terminated by reason of death, his Option may be exercised by his legal representative within twelve months after his death;
         (d) June 20, 2007 (being the expiration of ten years from the grant of this Option).

5.   Condition to Exercise of Option
         As a condition precedent to the exercise of the Option and issuance of Shares, the Company shall be satisfied that registration of such Shares is not required under the Securities Act of 1933 or any other applicable securities law including that all of the requirements to establish an exemption from any such registration requirements have been met. The Company shall not be required to register the Option or the Shares under the Securities Act of 1933 (the "Act") or any other securities law. 6. Restrictions on Disposition of Shares Issued Upon Exercise
         No disposition of Shares acquired pursuant to the exercise of this Option shall be made within two years of the date hereof.

7.   Adjustments Upon Changes in Common Stock
         In the event there is a stock dividend paid in shares of the Company's common stock or a recapitalization, a reclassification, stock split or a combination of shares with respect to such stock, the Committee shall have the power as provided in Section 6.9 of the 1996 Executive Stock Option Plan to make appropriate adjustments of the Option Price and/or of the numbers of Shares as to which such Option is then exercisable, to the end that Remer's proportionate interest shall be maintained as before the occurrence of such event.
         Upon any adjustment made pursuant to this Section 7, the Company will, upon request, deliver to him, a certificate of the Company's Secretary or an Assistant Secretary setting forth the Option Price thereafter in effect and the number and kind of shares, other securities or other property thereafter purchasable on the exercise of such Option.
8.   Event of Liquidation, Dissolution, Merger or Consolidation
         In the event the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation as provided in Section 6.9 (a) of the 1996 Executive Stock Option Plan, the Company shall give written notice to him at least thirty (30) days prior to the effective date thereof, and he shall have the right within said thirty (30) day period to exercise his Option in full to the extent not previously exercised; provided, however, that in no event shall such options be exercised after June 20, 2007. To the extent that he shall not have exercised his options on or prior to the effective date of any liquidation, dissolution, merger or consolidation, Remer's Options shall terminate on the date of such liquidation, dissolution, merger or consolidation. 9. Remer Represents and Warrants as Follows:
         (a) Remer is familiar with the business and financial condition of the Company and all reasonable requests for information with respect thereto made by him to the Company have been fulfilled to the satisfaction of him; (b) he has been advised that the proceeds realized by the Company from the sale of any shares purchased pursuant hereto will be used for general corporate purposes; (c) he has been advised that the Board of Directors has the right at any time to issue additional shares of stock and the issuance thereof would dilute the percentage of the outstanding stock of the Company represented by the Shares to be purchased hereto; (d) in connection with the Option granted hereby and any Shares subscribed for hereunder, Remer has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation; (e) any Shares when acquired will be acquired by him for investment and not with a view to the distribution or resale thereof;
(f) Remer is able to bear the economic risk of his investment; and (g) Remer understands that the share certificates issued to him upon the exercise of his Option will be appropriately legended to indicate the restrictions on transfer in accordance with this Section.
         Remer further warrants that upon the grant of this Option: (i) the number of common shares then subject to all options to purchase held by Remer, plus the common shares then owned by Remer will not constitute more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or a parent or a subsidiary of the Company; and (ii) the aggregate fair market value (determined as of the time an option is granted) of the common shares with respect to which incentive stock options are exercisable for the first time by Remer during any calendar year (under the 1996 Executive Stock Option Plan and any other incentive stock option plans of the Company and a parent or a subsidiary of the Company) will not exceed $350,000.00.

     Remer agrees to hold harmless and indemnify the Company, its directors and officers from and against any and all liabilities resulting to it through violation by Remer of the above warranties and representations.

10.   Rights Prior to Exercise of Option
     This Option is nontransferable by Remer, except in the event of his death as provided in Paragraph 4(c) above, and during his lifetime is exercisable only by him. Remer shall have no rights as stockholder with respect to the Option Shares until payment of the Option Price and delivery to him of such shares as herein provided.

11.   Binding Effect
     This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.   Notices
         Any and all notices, designations, consents, offers, acceptances or any other communications provided for herein shall be given in writing by registered or certified mail, return receipt requested, which will be addressed, in the case of the Company, to its principal office and in the case of Remer to his address appearing in the payroll records of the Company or to such other address as may be designated by him.

13.   Governing Law
         This Agreement shall be construed and governed in accordance with the laws of the State of Nevada.

 ( SEAL)
                                                     RCM TECHNOLOGIES, INC.

Attest:_____________________       By:_________________________________
                                                     Woodrow B. Moats,
                        Chairman, Compensation Committee


Witness:____________________            _________________________________
                                  Stanton Remer